                                  SCHEDULE 14C
                                 (RULE 14C-101)

                INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement    / / Confidential,
                                             for use of the Commission only
/X/ Definitive Information Statement         (as permitted by Rule 14c-5(d)(2)).

           JPE, INC. (D/B/A ASCET INC AND ASC EXTERIOR TECHNOLOGIES)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):
     /X/ No fee required

     / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   JPE, INC.
                (D/B/A ASCET INC AND ASC EXTERIOR TECHNOLOGIES)
                           -------------------------

          NOTICE OF CONSENT IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     Notice is hereby given to you as a shareholder of record of JPE, Inc. (d/b/a ASCET INC and ASC Exterior Technologies) that a Written Consent in Lieu of an Annual Meeting of Shareholders will be executed on July 9, 2001. As explained in the enclosed Information Statement, it is anticipated that holders of 94.1% of the Company's Common Shares and First Series Preferred Shares will execute the Written Consent (1) electing the nominee director, (2) approving an amendment to the Company's 1993 Stock Option Incentive Plan for Key Employees and (3) ratifying the reappointment of Ernst & Young LLP as the Company's independent accountants for fiscal 2001.

     The Board of Directors and management of the Company are not aware of any other actions that will be authorized in such consent. Because execution of the Written Consent is assured, the Company's Board of Directors believes it would not be in the best interest of the Company and its shareholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board of Directors of the Company has determined not to call an Annual Meeting of Shareholders, and none will be held this year.

     Only shareholders of record of the Company's Common Shares and First Series Preferred Shares at the close of business on June 13, 2001 have received this Notice of Consent in Lieu of Annual Meeting of Shareholders.

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000 accompanies this Notice.

                                          By Order of the Board of Directors,

                                          Karen A. Radtke, Secretary

Bingham Farms, Michigan
June 15, 2001

                                   JPE, INC.
                (d/b/a ASCET INC AND ASC EXTERIOR TECHNOLOGIES)
                        30400 TELEGRAPH ROAD, SUITE 401
                         BINGHAM FARMS, MICHIGAN 48025

                           -------------------------

                             INFORMATION STATEMENT

                           -------------------------

                              GENERAL INFORMATION

                           -------------------------

                           YOUR VOTE IS NOT REQUIRED
                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     JPE, Inc. (d/b/a ASCET INC and ASC Exterior Technologies), a Michigan corporation (the "Company"), furnishes this Information Statement to the holders of the Company's Common Shares, no par value, and First Series Preferred Shares, no par value. This Information Statement is being mailed on or about June 15, 2001 to all of the Company's shareholders of record at the close of business on June 13, 2001 (the "Record Date"). As of the Record Date, there were 14,043,600 shares of Common Shares outstanding, each of which is entitled to one vote per share, and 1,993,694 First Series Preferred Shares outstanding, each of which is entitled to 50 votes per share.

     The Company anticipates that on July 9, 2001, holders of 94.1% of the outstanding Common Shares and First Series Preferred Shares of the Company will execute a written consent (the "Written Consent"): 1) electing one Company director to serve a three year term; 2) approving an amendment to the Company's 1993 Stock Option Incentive Plan for Key Employees; and 3) ratifying the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 2001. The Company does not anticipate any other action will be authorized in the Written Consent. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Company's Common Shares and First Series Preferred Shares who are entitled to vote on, authorize or consent the matters authorized by the Written Consent.

     Because it is anticipated that holders of 94.1% of the Company's outstanding Common Shares and First Series Preferred Shares will execute the Written Consent, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Michigan law, the shares represented by the holders signing the Written Consent are sufficient in number to elect directors and authorize the other matters set forth in the Written Consent, without the vote or consent of any other shareholder of the Company. Michigan statutes provide further that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Michigan corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

     Based on the foregoing, the Board of Directors of the Company has determined not to call an annual meeting of shareholders, and no annual meeting of shareholders of the Company will be held in 2001. Because execution of the written consent is assured, the Company's Board believes it would not be in the best interests of the Company and its shareholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional shareholders in connection with these actions.

     This Information Statement is expected to be mailed to shareholders on or about June 15, 2001. Expenses incurred in connection with the distribution of this Information Statement and Annual Report will be borne by the Company and may include expenses incurred in response to requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for expenses they incur in forwarding this material to beneficial owners.

     The Annual Report to Shareholders of the Company for the year ended December 31, 2000, including audited consolidated financial statements (the "Annual Report"), is being mailed with this Information Statement to all holders of Common Shares and First Series Preferred Shares of the Record Date. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of June 13, 2001.

     ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (BUT WITHOUT EXHIBITS TO THE FORM 10-K) MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO ROBERT A. NAGLICK, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 30400 TELEGRAPH ROAD, SUITE 401, BINGHAM FARMS, MICHIGAN 48025, (248) 203-0440.

BINGHAM FARMS, MICHIGAN
JUNE 15, 2001

                           -------------------------

                               DAVID L. TREADWELL
         CHAIRMAN OF THE BOARD AND COMPANY AND CHIEF EXECUTIVE OFFICER

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The Company has two classes of voting securities: Common and First Series Preferred. As of the Record Date, there are 14,043,600 shares of Common Stock outstanding and 1,993,694 shares of First Series Preferred Stock outstanding. Each share of Common Stock is entitled to one vote, and each share of First Series Preferred Stock is entitled to 50 votes.

     As of the date of this Information Statement, ASC Holdings, LLC ("ASC"), of which Heinz C. Prechter is the sole member, owns 9,441,420 Common Shares and 1,952,352.19 First Series Preferred Shares of the Company, which constitutes 94.1% of the beneficial interests of the Company

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is information relating to the beneficial ownership of outstanding shares of Common Shares and First Series Preferred Shares of the Company by each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Shares and First Series Preferred Shares as of June 13, 2001.

                                                  PERCENTAGE                        PERCENTAGE     PERCENTAGE
                                                   OF TOTAL       FIRST SERIES       OF TOTAL       OF TOTAL
       NAME AND ADDRESS              COMMON         COMMON          PREFERRED        PREFERRED       SHARES
     OF BENEFICIAL OWNER             SHARES       OUTSTANDING        SHARES         OUTSTANDING    OUTSTANDING
     -------------------             ------       -----------     ------------      -----------    -----------
Mr. Heinz C. Prechter(1)......    9,441,420(2)       8.3%        1,952,352.19(2)       85.8%          94.1%
30400 Telegraph Road, Suite
401
Bingham Farms, MI 48025

-------------------------
(1) Director of the Company

(2) Consists of shares owned directly by ASC of which Mr. Prechter is the sole member. Mr. Prechter, through ASC, has pledged these shares of the Company as collateral to secure ASC's guaranty of the Company's $33 million Revolving Credit loan from Comerica Bank.

SECURITY OWNERSHIP OF MANAGEMENT

                                       NAME OF                           AMOUNT & NATURE OF     PERCENT
TITLE OF CLASS                     BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP    OF CLASS
--------------                     ----------------                     --------------------    --------
Common Shares     Heinz C. Prechter(1)..............................           9,441,420          8.3%
                  30400 Telegraph Rd, Ste 401
                  Bingham Farms, MI 48025
                  Joseph Z. Kwapisz(2)..............................               4,200          0.0%
                  30400 Telegraph Rd, Ste 401
                  Bingham Farms, MI 48025
                  Directors & executive officers of the Company as a
                  group.............................................           9,445,620          8.3%
First Series      Heinz C. Prechter(1)..............................        1,952,352.19         85.8%
Preferred         30400 Telegraph Rd, Ste 401
  Shares
                  Bingham Farms, MI 48025
                  Joseph Z. Kwapisz(2)..............................            6,898.00         00.0%
                  30400 Telegraph Rd, Ste 401
                  Bingham Farms, MI 48025
                  Directors & executive officers of the Company as a
                  group.............................................        1,959,250.19         85.8%

-------------------------
(1) Director of the Company

(2) Executive Officer of the Company

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, ASC, and Kojaian Holdings LLC ("KH"), are parties to an Investment Agreement dated as of April 28, 1999. Heinz C. Prechter, a Director of the Company, is the sole member of ASC. Mike Kojaian and C. Michael Kojaian, a Director of the Company, are the sole members of KH. Mike Kojaian and C. Michael Kojaian are father and son.

     Pursuant to the Investment Agreement effective May 27, 1999, ASC and KH purchased (i) an aggregate of 1,952,352.19 shares of the Company's First Series Preferred stock for $16,413,274, and (ii) an aggregate of 9,441,420 shares of the Company's Common Stock for $1,986,726.

     Pursuant to a letter agreement dated August 30, 1999 among ASC and KH, ASC purchased 4,720,710 Common Shares and 976,176.095 First Series Preferred Shares of the Company from KH for $9,200,000 on December 30, 1999. As of the date of this Information Statement, ASC owns a total of 9,441,420 Common Shares and 1,952,352.19 First Series Preferred Shares of the Company constituting approximately 94.1% of the beneficial interests of the Company.

CONSULTING AGREEMENT

     In connection with execution of the Investment Agreement, the Company entered into a Consulting Services Agreement with ASC pursuant to which ASC provides consulting services to the Company regarding various business, operating, management, and financial matters in exchange for an annual consulting fee of $250,000, payable monthly. During 2000, the Company paid ASC the $250,000 consulting fee plus administrative expense reimbursements of $7,000. The Company is required to pay ASC an additional fee equal to 2% of the excess of the final EBITDA over the targeted EBITDA (both defined in the Investment Agreement) for the 24 month period ending May 27, 2001.

FINANCING ARRANGEMENTS

     In connection with the establishment of the Company's $33 million credit facility with Comerica Bank on February 7, 2001, the Company received a $15 million subordinated demand loan from ASC Incorporated, an affiliate of ASC Holding LLC, the proceeds of which were used to repay $15 million of its demand notes from Comerica Bank.

     During fiscal 2000, the Company also received loan advances from ASC pursuant to a $3 million subordinated demand note dated August 23, 1999. Interest paid by the Company on advances during 2000 against this note totaled $9,000. The Company executed an additional Subordinated Demand Revolving Credit Note for $1.5 million on January 24, 2001 with ASC Incorporated to satisfy the Company's need for additional funds during January 2001. On February 7, 2001, the Company entered into a new $3 million Revolving Line of Credit Note with ASC Incorporated, as a result of execution of the Company's new credit facility with Comerica Bank, which replaced both previous demand notes.

     On June 14, 2000, the Company's Board of Directors agreed to allow ASC Incorporated, to guarantee $5 million of the Company's indebtedness owed to Comerica Bank in return for a commitment fee. During 2000, the Company paid $50,000 to ASC Incorporated and accrued an additional $38,000 under the terms of the agreement.

OTHER SERVICES

     The Company paid ASC Incorporated $210,000 during fiscal 2000 to cover technical, quality control and information technology services rendered by ASC Incorporated to the Company. In addition, the Company received $69,000 for reimbursement of the cost of services rendered by the Company's senior management to ASC Incorporated.

                             ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

CURRENT DIRECTORS:

     The Company's bylaws provide that the Board of Directors is divided into three classes. Each class provides for a three year term, and the terms of the classes are staggered. The Board of Directors currently consists of four directors, all of whom were appointed on June 14, 2000. Each director will hold office until the next annual meeting of the stockholders at which his class is up for election and until his successor has been elected and qualified. Vacancies existing in the Board may be filled by a majority vote of the remaining directors.

     The members of the Board of Directors as of the date of this Information Statement are as follows:

         NAME             AGE                         POSITION
         ----             ---                         --------
David L. Treadwell....    46     Chairman of the Board and Chief Executive Officer
Heinz C. Prechter.....    58     Director
Lawrence P. Doyle.....    54     Director
C. Michael Kojaian....    41     Director

     Under the Company's bylaws, the nominees for election as directors who receive a plurality of the votes cast by shareholders are elected as directors of the Company. Cumulative voting with respect to the election of directors is not permitted.

     Michigan corporate law permits any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Michigan corporation to be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize such action.

     Only one director of the Company, C. Michael Kojaian, whose term expires in 2001, has been nominated by the Board of Directors for reelection. Mr. Kojaian is expected to be elected by execution of the Written Consent on or about July 9, 2001.

     Under Michigan law, the shares to be voted by Mr. Prechter's execution of the Written Consent represent a sufficient number of shares to elect all nominees to the Board without the vote or consent of any other shareholder of the Company. Pursuant to the Written Consent, Mr. Kojaian will be elected to serve for the term ending 2004, or until his successor has been elected and qualified. No vote or consent of any other shareholder will be solicited in connection with the execution of the Written Consent. Mr. Kojaian has consented to serve once elected.

     Once the Written Consent is executed, the following individuals will serve as the Company's Board of Directors for the terms indicated:

                     NAME                         AGE    TERM ENDING
                     ----                         ---    -----------
David L. Treadwell............................    46        2003
Heinz C. Prechter.............................    58        2003
Lawrence P. Doyle.............................    54        2002
C. Michael Kojaian............................    41        2004

EXECUTIVE OFFICERS

     The Company's Executive Officers serve at the discretion of the Board of Directors' and as of the date of this Information Statement are as follows:

                 NAME                     AGE                   POSITION
                 ----                     ---                   --------
David L. Treadwell....................    46     Chairman of the Board and Chief
                                                 Executive Officer
Scott K. Koepke.......................    51     President and Chief Operating Officer
Robert A. Naglick.....................    43     Vice President and Chief Financial
                                                 Officer
Joseph Z. Kwapisz.....................    54     Vice President -- Sales and Marketing
Karen A. Radtke.......................    47     Secretary and Treasurer
Steven J. Morello.....................    48     Vice President and General Counsel
Gary Smalley..........................    50     General Manager -- Dayton Parts, Inc.

     Except for Mr. Steven J. Morello, who has opted to pursue other interests, the above Executive Officers have consented to serve in their respective capacities once elected by the Company's Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 generally requires the Company's Directors and Executive Officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares of the Company. Directors, Executive Officers and 10% owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the 2000 fiscal year, all Section 16(a) filing requirements applicable to its Directors, Executive Officers and 10% owners were met.

BUSINESS EXPERIENCE OF DIRECTORS

     During 2000, the current Board held two regular meetings and took action via consent in lieu of a special meeting on five separate occasions. Following each director's name is a brief account of his business experience during the past five years.

DAVID L. TREADWELL

     David L. Treadwell has served as Chairman of the Company and the Company's Board of Directors since May 27, 1999. He also serves as Vice Chairman of ASC Incorporated, and is the President and Chief Executive Officer of Prechter Holdings, a conglomerate of all companies owned by Heinz C. Prechter. These companies include: ASC Incorporated; the Heritage Media Group, which includes 12 southeast Michigan newspapers; Heritage Development, a real estate and development activity; and Heritage Network, an investment firm. Mr. Treadwell is also a director of Acceptance Insurance Companies.

HEINZ C. PRECHTER

     Heinz C. Prechter has served as a director of ASC Exterior Technologies since May of 1999 and is Chairman and Founder of ASC Incorporated and Founder of Prechter Holdings, Inc. Mr. Prechter presides on the Board of Directors for ASC Incorporated, Heritage Media Group, Heritage Development and Heritage Network. Mr. Prechter also serves as a Director of the Budd Company, Henry Ford Hospital, the Economic Development Corporation of Wayne County, Comerica Incorporated, the Automotive Supplier Co-Operative (of which he is also the founding Chairman), the Japan-America Society of Greater Detroit and Windsor, the

United Way for Southeastern Michigan, the Detroit Economic Growth Corporation, and the Economic Club of Detroit. Mr. Prechter also serves as a Member of the National Board of the Smithsonian Institution.

     Mr. Prechter also serves on the following philanthropic and advisory boards: Advisory Council of Georgetown University; the Board of Directors and Board of Trustees of the Henry Ford Community College; Advisory Board of Eastern Michigan University's Center for Entrepreneurship; President's Advisory of Wayne County Community College Council; Advisory Board of the University of Michigan CAD/CAM; the Center for Creative Studies Board of Trustees; Advisory Board of the U.S. Metric Association; Board of Directors of the Michigan International Trade Coalition; Board of Trustees for the George Bush Presidential Library Foundation; and Dean's Advisory Council at Boston University.

LAWRENCE P. DOYLE

     Lawrence P. Doyle became a director of ASC Exterior Technologies in June 2000. He is currently President and Chief Executive Officer of ASC Incorporated, an affiliate of ASC Holdings LLC, since 1997. Prior to joining ASC Incorporated, he was Chief Executive Officer at Group Dekko from 1994 to 1996, a $400 million manufacturing conglomerate with multi-plant facilities.

C. MICHAEL KOJAIAN

     C. Michael Kojaian has served as a director of the Company since May 27, 1999. Mr. Kojaian is Executive Vice President and Director of the Kojaian Companies, a Midwestern based multi-faceted real estate development and asset management organization. Mr. Kojaian is a Director and a major shareholder of Grubb & Ellis, one of the nation's largest publicly traded full-service commercial real estate firms with nearly 3,000 salespeople and staff. Mr. Kojaian serves on numerous boards of private organizations and participates in various charitable and civic organizations.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     Following each executive officer's name is a brief account of his or her business experience during the past five years.

DAVID L. TREADWELL

     David L. Treadwell became Chairman of ASC Exterior Technologies in May of 1999 upon ASC Holdings, Inc.'s acquisition of a controlling interest in JPE Inc. He was reappointed to this position in June 2000. He also serves as Vice Chairman of ASC Incorporated, and is the President and Chief Executive Officer of Prechter Holdings. These companies include ASC Incorporated, the Heritage Media Group, which includes 12 southeast Michigan newspapers; Heritage Development, a real estate and development activity; and Heritage Network, and investment firm. He is also a director of Acceptance Insurance Companies.

SCOTT K. KOEPKE

     Scott K. Koepke was elected President and Chief Operating Officer of the Company on April 24, 2000. He also continues to serve as President of the Composite Systems Group for ASC Incorporated, a position to which he was appointed in October 1999. Prior to joining ASC Incorporated, Mr. Koepke was a plastics industry consultant from 1997 to 1999, and spent 20 years with Owens Corning in both new product development and international operations.

ROBERT A. NAGLICK

     Robert A. Naglick was appointed Vice President and Chief Financial Officer of the Company on August 16, 2000. Prior to joining the Company, Mr. Naglick was Director-Operations Finance for ASC Incorporated and held various finance positions with ASC since 1996.

JOSEPH Z. KWAPISZ

     Joseph Z. Kwapisz was appointed Vice President of Sales and Marketing on July 1, 2000. Prior to his appointment, Mr. Kwapisz was with the Company's exclusive sales agency, MB Associates, Inc. as Vice President of Sales and Marketing from 1992 through June of 2000.

KAREN A. RADTKE

     Karen A. Radtke served as the Company's Treasurer beginning April 1997, and was appointed Secretary in December 1998. She was reappointed to these positions on May 27, 1999 and June 2000. Prior to joining the Company, Ms. Radtke was Treasurer of Gelman Sciences, Inc. from 1995 to 1997, a manufacturer of filtration products, and Treasurer of Hayes Lemmerz, an automotive OEM supplier, from 1993 to 1995.

STEVEN MORELLO

     Steven Morello was appointed Vice President and General Counsel of the Company in August 1999 and was reappointed in June 2000. Mr. Morello also serves as Vice President and General Counsel of ASC Incorporated and Prechter Holdings, Inc., positions to which he was appointed in August 1991. Mr. Morello has served notice that he intends not to run for reelection as the Company's Vice President and General Counsel.

GARY A. SMALLEY

     Gary A. Smalley has served as General Manager of Dayton Parts, Inc., one of the Company's subsidiaries, since August 1996. Prior to joining Dayton Parts, Inc. Mr. Smalley was Vice President and General Manager of Allparts, Inc. from July 1995 to August 1996, Inc., a former subsidiary of the Company. From 1981 to 1985, Mr. Smalley held a number of management positions with the aftermarket division of Ferodo America, Inc., a distributor of automotive friction and brake parts.

COMMITTEES OF THE BOARD OF DIRECTORS

     On June 25, 1999 the Company's Board of Directors established a Compensation Committee and an Audit Committee. The Company does not have a standing Nominating Committee. During 2000, the Compensation Committee held one formal meeting, and the Audit Committee held no formal meetings, however, members of the Audit Committee consulted with the Company's outside auditors on various occasions. Reports of both committees are included in this Information Statement.

COMPENSATION COMMITTEE (INCLUDING INTERLOCKING AND INSIDER PARTICIPATION)

     The members of the Company's Compensation Committee during 2000 were, and currently are Heinz Prechter and C. Michael Kojaian, both of whom are Directors of the Company. The duties of the Compensation Committee include the development and review of compensation of programs for key management, the evaluation of executive performance, the administration of the Company's compensation programs and the making of recommendations regarding compensation matters to the Board of Directors.

     As discussed above, Mr. Prechter, through his sole ownership of ASC Incorporated, indirectly received $210,000 from the Company during 2000 as remuneration for service rendered to the Company (see "Certain Relationships and Related Transactions").

REPORT OF COMPENSATION COMMITTEE

GENERAL POLICIES

     The Compensation Committee's overall compensation policy with regard to executive officers is to provide a compensation package that is intended to attract and retain qualified executives and to provide incentives to achieve the Company's goals and increase shareholder value. The Compensation Committee implements this policy through base salaries, bonuses and grants of stock options, stock appreciation rights and restricted stock.

BASE SALARIES

     Base salary is determined for each of the Company's key executives by the Compensation Committee based upon recommendations of the Company's Chief Executive Officer. Factors affecting executive salary determinations include experience, leadership, the Company's performance and achievements, individual initiative, performance and achievements and an evaluation of the responsibilities of the position held by the executive. No specific weighting of factors is used.

BONUSES

     The Company awards its executive officers discretionary bonuses when, and in amounts, deemed appropriate by the Compensation Committee. Bonuses are intended to provide incentives to achieve the Company's financial and operational goals and increase shareholder value, as well as to recognize an executive's individual contributions to the Company. Factors affecting executive bonus determinations include an evaluation of the Company's results and the executive's initiative, performance and achievements, and the executive's salary. The Compensation Committee does not use any specific weighting of factors. The Compensation Committee obtains recommendations from the Chief Executive Officer as to executive officer bonuses based on an evaluation of each individual executive's performance during the year.

LONG-TERM INCENTIVES

     Under the Company's 1993 Stock Option Incentive Plan for Key Employees, as amended, awards under the 1993 Stock Incentive Plan are available to provide participants with an increased incentive to make significant contributions to the long-term performance and growth of the Company and to attract and retain key employees of exceptional ability. Prior to the date of the Investment Transaction, May 27, 1999, the Company granted certain key management individuals stock options under this plan. On November 22, 2000, the Company's Board of Directors opted to amend the Plan to limit the maximum number of shares available for grant under the plan to 500,000 shares and to terminate the plan no later than October 6, 2010. These amendments are subject to shareholder approval. The options granted qualifying as incentive options will not be less than 100 percent of the fair market value of the shares on the date of the original grant. Since May 27, 1999, no further options have been granted under this plan.

OTHER COMPENSATION

     The Company has adopted certain employee benefit plans, including its 401(k) savings plan and health benefit plans, in which executive officers have been permitted to participate. Benefits under these plans are not directly or indirectly tied to the Company's performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Chief Executive Officer is determined based upon the same criteria as are used for other executive officers. The Chief Executive Officer does not participate in the approval of his own compensation, but does participate in the discussion of the Company's performance and makes recommendations concerning the compensation of executives reporting to him.

                                          By the Compensation Committee,

                                          Heinz C. Prechter
                                          C. Michael Kojaian

AUDIT COMMITTEE

     The Company's Audit Committee is composed of Heinz C. Prechter and C. Michael Kojaian and is responsible for the engagement of the Company's independent accountants and reviews with them the scope and timing of their audit services and any other services they may be asked to perform, their report on the Company's accounts following completion of the audit and the Company's policies and procedures relating to internal accounting and financial controls.

     In accordance with recently enacted changes to the Securities and Exchange Commission Regulation S-K, the Audit Committee's Report is hereby disclosed in this Information Statement. As the Company's Common Shares were de-listed from the National Association of Securities Dealers Quotation Market (NASDAQ) during August, 1998, the Company is not required to comply with recent changes promulgated by the NASDAQ exchange for Audit Committees, requiring a minimum of three members and disclosure concerning the independency status and financial expertise of the Committee's membership. Furthermore, due to the Company's de-listed status on the NASDAQ exchange, the Audit Committee is not required to disclose with this Information Statement, nor has the Committee adopted, a formal written audit charter.

REPORT OF AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under SAS 61, Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 89. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee communicated with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held no formal meeting during fiscal 2000, other than informal discussions during the year with the Company's independent auditors.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2000 for filing with the Securities and Exchange Commission.

     The Committee and the Board also recommend, subject to shareholder approval, that Ernst & Young LLP be reappointed as the Company's independent auditors for fiscal year 2001.

                                          By the Audit Committee,

                                          Heinz C. Prechter
                                          C. Michael Kojaian

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     COMPENSATION OF DIRECTORS

     Each director of the Company who was not an officer or employee of the Company is entitled to receive semi-annual director's fee of $3,000 and is reimbursed for expenses of attending Board of Directors and Committee meetings.

     Of the current directors of the Company, Messrs. Treadwell, Prechter and Doyle opted not to receive compensation for their services as Directors of the Company during 2000 due to the existence of the Consulting Service Agreement with ASC, (see "Certain Relationships and Related Transactions"). Mr. Kojaian received $6,000 for his services as a director of the Company. During fiscal 2000, the Company's Board of Directors voted to terminate the Director Stock Option Plan.

     SUMMARY COMPENSATION TABLE OF EXECUTIVE OFFICERS

     The following table sets forth information for the fiscal years ended December 31, 2000, 1999, and 1998 concerning compensation of the Company's Chief Executive Officer and each of the Company's executive officers whose total annual salary and bonus exceeded $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE

                                         FISCAL                             OTHER ANNUAL       ALL OTHER
          NAME AND POSITION               YEAR     SALARY(1)     BONUS     COMPENSATION(2)    COMPENSATION
          -----------------              ------    ---------     -----     ---------------    ------------
David L. Treadwell(3)................     2000           --          --          --                   --(3)
Chairman of the Board                     1999           --          --          --                   --
and Chief Executive Officer               1998           --          --          --                   --

Scott K. Koepke(4)...................     2000     $120,000     $75,000          --             $  7,200
President and                             1999           --          --          --                   --
Chief Operating Officer                   1998           --          --          --                   --

Robert A. Naglick(5).................     2000       50,240      19,000          --                2,500(7)
Vice President & Chief                    1999           --          --          --                   --
Financial Officer                         1998           --          --          --                   --

Joseph E. Blake(6)...................     2000      135,000      10,000          --                8,550(7)
Former Vice President & Chief             1999       59,971      15,000          --                4,050
Financial Officer                         1998           --          --          --                   --

Joseph Z. Kwapisz(8).................     2000       87,500      17,500          --                6,300(7)
Vice President-Sales &                    1999           --          --          --                   --
Marketing                                 1998           --          --          --                   --

David P. Kerns(9)....................     2000      135,000          --          --                7,425(7)
Former Vice President of                  1999           --          --          --                   --
Operations                                1998           --          --          --                   --

Gary Smalley(10).....................     2000      135,000          --          --                8,100(7)
General Manager                           1999      135,000          --          --               56,128(10)
Dayton Parts, Inc.                        1998      137,596      20,250          --                5,300(7)

Steven J. Morello(3).................     2000           --          --          --                   --(3)
Vice President &                          1999           --          --          --                   --
General Counsel                           1998           --          --          --                   --

Karen A. Radtke......................     2000      125,000      15,625          --                7,773(7)
Secretary and                             1999      125,000       9,115          --              133,550(11)
Treasurer                                 1998      103,902          --          --                3,130(7)

-------------------------
 (1) Amounts represent the dollar value of base salary earned by the named executive officer during the fiscal year covered as reported on the officer's W-2.

 (2) The dollar value of perquisites provided to each of the named executive officers does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

 (3) Messrs. Treadwell and Morello do not receive compensation for their services directly from the Company. Their services are provided to the Company pursuant to the Consulting Services Agreement between ASC and the Company. Payments made by the Company to ASC for the year ended December 31, 2000 under the Consulting Agreement were $250,000 (see "Certain Relationships and Related Transactions").

 (4) Mr. Koepke was appointed President and Chief Operating Officer on April 24, 2000. Total salary and other compensation paid to Mr. Koepke represents amounts paid by the Company, of which $24,376 was reimbursed by ASC Incorporated, an affiliate of the Company for services rendered by Mr. Koepke to ASC Incorporated.

 (5) Mr. Naglick was appointed Vice President and Chief Financial Officer on August 16, 2000. Total salary and other compensation paid to Mr. Naglick represents amounts paid by the Company, of which $8,523 was reimbursed by ASC Incorporated, an affiliate of the Company for services rendered by Mr. Naglick to ASC Incorporated.

 (6) Mr. Blake resigned as Executive Vice President and Chief Financial Officer on August 16, 2000. Total salary and other compensation paid to Mr. Blake represents amounts paid by the Company, of which $34,144 was reimbursed by ASC Incorporated, an affiliate of the Company, for services rendered by Mr. Blake to ASC Incorporated.

 (7) Represents the amount contributed by the Company to the employee's account under the Company's 401(k) Savings Plan.

 (8) Mr. Kwapisz was appointed Vice President-Sales and Marketing on July 1, 2000. On July 6, 2000, the Company executed an employment agreement with Mr. Kwapisz, which terminates on July 1, 2003 and requires payment of annual compensation to Mr. Kwapisz of $210,000 each year.

 (9) Mr. Kerns was appointed Vice President of Operations during January 2000 and resigned on December 31, 2000.

(10) The amount listed includes payments made to Mr. Smalley as follows: (a) Cooperation Bonus of $50,000 paid May 27, 1999 in connection with the execution of the Investment Agreement, and (b) contributions of $6,128 made by the Company to Mr. Smalley's account under the Company's 401(k) Savings Plan.

(11) Represents payments made to Ms. Radtke as follows: (a) $125,000 paid upon the execution of the Investment Agreement as provided by Ms. Radtke's Stay Bonus Agreement dated September 30, 1998, and (b) contributions of $8,550 made by the Company to Ms. Radtke's account under the Company's 401(k) Savings Plan.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

     On July 6, 2000, the Company entered into an employment agreement with Mr. Joseph Z. Kwapisz, which terminates on July 1, 2003 and requires payment of annual compensation to Mr. Kwapisz of $210,000 each year.

AGGREGATE OPTION EXERCISE IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning the value of unexercised stock options held by each named Executive Officer of the Company as of December 31, 2000. There were no options exercised by or granted to any of the named Executive Officers during 2000.

                                                                                           VALUE OF
                                                                                          UNEXERCISED
                                                                    NUMBER OF            IN-THE-MONEY
                                                               UNEXERCISED OPTIONS        OPTIONS AT
                                                               AT DECEMBER 31, 2000    DECEMBER 31, 2000
                                                                   EXERCISABLE/          EXERCISABLE/
                           NAME                                   UNEXERCISABLE        UNEXERCISABLE(1)
                           ----                                --------------------    -----------------
David L. Treadwell.........................................          0/0                     $0/0
Scott K. Koepke(2).........................................          0/0                      0/0
Robert A. Naglick(2).......................................          0/0                      0/0
Joseph Z. Kwapisz..........................................          0/0                      0/0
Karen A. Radtke............................................      5,625/1,875                  0/0
Steven J. Morello..........................................          0/0                      0/0
Gary Smalley...............................................       25,000/0                    0/0

-------------------------
(1) In calculating the value of unexercised in-the-money options at December 31, 2000, the Company used a market value of $0.03 per share, the closing price of shares of Common Shares on the OTC Bulletin Board on December 29, 2000.

(2) Mr. Koepke was appointed as the Company's President and Chief Operating Office on April 24, 2000. Mr. Naglick was appointed as the Company's Vice President and Chief Financial Officer on August 16, 2000.

SHARE PERFORMANCE GRAPH

     The following table compares the cumulative return since December 31, 1995 on a hypothetical investment in JPE, Inc. (JPEI), the Nasdaq National Market (U.S.) Index and other motor vehicle equipment manufacturers and distributors. The shares price performance shown on the graph is not necessarily indicative of future price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG ASCET, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                                AND A PEER GROUP
[PERFORMANCE GRAPH]

                                                                                  NASDAQ STOCK
                                                       ASCET, INC.                MARKET (U.S.)                PEER GROUP
                                                       -----------                -------------                ----------
12/95                                                       100                         100                         100
12/96                                                     73.08                      123.04                      112.21
12/97                                                     57.05                      150.69                      106.87
12/98                                                      5.13                      212.51                      120.05
12/99                                                      0.65                      394.94                       74.12
12/00                                                      0.31                      237.68                       43.19

-------------------------
* $100 invested on 12/31/95 in stock or index -- including reinvestment of dividends. Fiscal year ended December 31.

           APPROVAL OF AMENDMENT TO 1993 STOCK OPTION INCENTIVE PLAN

     On November 22, 2000, the Company's Board of Directors approved an amendment ("Amendment") to the Plan ("Plan"). The Amendment (1) changes the maximum number of common shares available for grant under the plan to 500,000 shares; and (2) changes the termination date of the Plan from October 6, 2010 to no later than October 6, 2010.

     The Company's shareholders and former Board of Directors approved the JPE, Inc. 1993 Stock Incentive Plan for Key Employees (the "Plan") during 1993. Under the Plan, the Company may grant stock options, stock appreciation rights and restricted stock relating to shares of Common Stock to key employees of the Company or any corporation in which the Company owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock (each, a "Subsidiary"). The Plan was amended on October 25, 1994, September 7, 1995, and November 27, 1995, all of which have been approved by the Company's shareholders. On May 27, 1999, the Company previously granted certain officers, key employees and consultants, stock options under this Plan. Since May 27, 1999, no further options have been granted under the Plan.

     The purpose of the Plan is to provide key employees of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of key employees with the interests of the shareholders of the Company and to facilitate attracting and retaining key employees of exceptional ability.

     Persons deemed to be affiliates of the Company, i.e., persons who directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, the Company, must resell securities acquired under the Plan pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 144 under the Securities Act or pursuant to an applicable exemption under the Securities Act.

     The Company is the issuer of the securities offered pursuant to the Plan. As of May 31, 2001, the closing price for the securities issued pursuant to the Plan, shares of Common Stock, on the OTC (Over the Counter) Bulletin Board was $0.05 per share. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     THE MAJOR FEATURES OF THE PLAN ARE SUMMARIZED BELOW, BUT THIS IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TEXT OF THE PLAN. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN THEM IN THE PLAN. THIS INFORMATION IS FURNISHED PURSUANT TO RULE 16B-3(b)(2) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT").

ADMINISTRATION

     The Plan is administered by a committee (the "Committee") appointed by the Board of Directors. The Committee is comprised of persons who meet the standards of Rule 16b-3 under the Exchange Act, or any similar successor rule. If no such Committee is appointed by the Board of Directors, the Plan will be administered by the Board of Directors as a whole. Currently, the Committee is the Compensation Committee of the Board of Directors.

     Subject to the provisions of the Plan, the Committee will determine, from those eligible to be participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. In addition, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration, all subject to the provisions of the Plan.

PLAN PARTICIPANTS

     The selection of persons who are eligible to participate in the Plan and grants and awards to those individuals are determined by the Committee, in its sole discretion. The only established criterion to determine eligibility under the Plan is that individuals must be key employees (including officers and directors who are also key employees) of the Company or any Subsidiary. The maximum number of shares as to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock to any participant is limited to 500,000 shares. The Committee will determine and fix the number of shares of stock to which each participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which each participant may be awarded, except that no Incentive Option may be granted under the Plan to any one participant which would result in the aggregate fair market value of underlying stock with respect to which Incentive Options are exercisable for the first time by such participant during any calendar year under any plan maintained by the Company (or any parent or Subsidiary corporation of the Company) exceeding $100,000. Each grant or award under the Plan is to be evidenced by a written agreement, which will contain such provisions as may be approved by the Committee.

SHARES SUBJECT TO GRANT OR AWARD

     Upon shareholder approval of the Amendment, the maximum number of shares of Common Stock with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan will be 500,000 shares. As of the date of this Information Memorandum, stock options to purchase 51,750 shares of Common Stock have been granted or awarded and are outstanding. The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Plan will be subject to adjustment by the Committee to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company. No fractional shares will be issued pursuant to the Plan and no rights may be granted under the Plan with respect to fractional shares. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, will again become available for the grant of stock options or stock appreciation rights or the award of restricted stock under the Plan, unless the Plan has been terminated.

AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may terminate or amend the Plan at any time, provided that, except as described under the caption "Shares Subject to Grant or Award" set forth above, the Board may not, without shareholder approval, amend the Plan so as to increase the maximum number of shares in the aggregate which are subject to the Plan, change the class of persons eligible to be participants under the Plan or materially increase the benefits accruing to participants under the Plan, and the Board may not, without the consent of the holder of a stock option, stock appreciation right or restricted stock award, change the stock option price or alter or impair any stock option, stock appreciation right or restricted stock which has been previously granted or awarded under the Plan.

     Unless sooner terminated by the Board of Directors, the Plan will terminate no later than October 6, 2010. Termination of the Plan will not affect the validity or expiration date of any then outstanding stock option, stock appreciation right or restricted stock award.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

GRANT AND EXERCISE OF STOCK OPTIONS

     Both Incentive Options and Nonqualified Options may be granted under the Plan. Subject to the following rules, the Committee establishes the price per share for which shares covered by the option may be purchased. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422A of the Code. Any Incentive Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to a participant who owns more than 10% of the total combined voting stock of the Company or of any parent or Subsidiary of the Company, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted. A Nonqualified Option granted under the Plan (i.e. an option to purchase shares of Common Stock that does not meet the Code's requirements for Incentive Options) must have an exercise price of at least 50% of the fair market value of the shares subject to the option on the date on which the option is granted.

     The Committee is to specify in its grants of stock options the time or times at which such options will be exercisable. At the time of exercise of any option granted pursuant to the Plan, the participant must pay the full option price of all shares purchased in cash or, with the consent of the Committee, (i) in Common Stock, (ii) by a promissory note payable to the order of the Company which is acceptable to the Committee, (iii) by a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price or (iv) in such other manner as the Committee determines is appropriate. The fair market value of the stock with respect to which Incentive Options are first exercisable in any one year by a participant cannot exceed $100,000.

GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS

     Stock appreciation rights may be granted in conjunction with the grant of an Incentive or Nonqualified Option under the Plan or independently of any such stock option. A stock appreciation right granted in conjunction with a stock option may be an alternative right. In such case, the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which such right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right, in which case both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not, however, be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless certain terms and conditions are met.

     The Committee will specify in its grants the time or times at which stock appreciation rights or stock options granted in conjunction with such rights are exercisable. Nevertheless, no stock appreciation right or stock option granted in conjunction with a stock appreciation right may be exercisable within six months from the date of grant unless the participant dies or becomes disabled during such six-month period. In addition, executive officers of the Company along with others who are regularly required to report their ownership of capital stock of the Company and changes in such ownership to the Commission and who are subject to short-swing profit liability under the Exchange Act must make elections to exercise, and must actually exercise, stock appreciation rights during certain time periods specified in the Plan and otherwise in accordance with Rule 16b-3(e), or any replacement rule, under the Exchange Act.

     Upon exercise of a stock appreciation right, a participant is not required to make any payment to the Company (except for applicable withholding taxes) and is entitled to receive an amount equal to the excess of or, in the sole discretion of the Committee exercised at the date of grant, a portion of the excess of the then aggregate fair market value of the number of shares with respect to which the participant exercises the stock appreciation right over the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount is payable by the Company, in the sole discretion of the Committee, in cash, in shares of Common Stock or any combination thereof.

TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     Generally, no stock option or stock appreciation right granted under the Plan may remain outstanding for more than ten years from the date of grant. With respect to an Incentive Option or a related stock appreciation right granted to a participant who, at the time of the grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary of the Company, such option and stock appreciation right will, however, expire not more than five years after the date of the grant.

CONTINUATION OF EMPLOYMENT

     Unless the Committee in its discretion determines otherwise, stock options and stock appreciation rights granted under the Plan may be exercised only while a participant is an employee of the Company or a Subsidiary. If the participant's employment is terminated, the Committee may, in its discretion and on certain terms and conditions specified in the Plan, extend the period of time in which stock options and stock appreciation rights may be exercised. With regard to the options as to 51,750 shares previously granted and outstanding under the Plan, the option agreements with the applicable participants provide for specified periods of time after termination of employment during which the options may be exercised. Nevertheless, no stock option or stock appreciation right is to be exercisable after its expiration date and a stock option or stock appreciation right may only be exercised after termination of a participant's employment to the extent that it would have been exercisable on the date of termination of the participant's employment or to the extent exercisable as a result of the reason for termination of employment.

     The Plan provides that, as a condition to granting a stock option or stock appreciation right under the Plan, the Committee may require, in its discretion, that the prospective participant agree in writing to remain in the employ of the Company or a Subsidiary for a designated minimum period from the date of the granting of such stock option or stock appreciation right.

SEQUENTIAL EXERCISE

     Successive stock options and stock appreciation rights may be granted to the same participant, whether or not any stock option or stock appreciation right previously granted to such participant remains unexercised. A stock option or a stock appreciation right may be exercised even though stock options and stock appreciation rights previously granted to such participant remain unexercised.

NON-TRANSFERABILITY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     No stock option or stock appreciation right granted under the Plan is permitted to be transferred by a participant other than by will or by the laws of descent and distribution, and such stock option or stock appreciation right will be exercisable, during the lifetime of the participant, only be the participant.

RESTRICTED STOCK

     Subject to the terms of the Plan, the Committee may award shares of restricted stock to participants. Generally, a restricted stock award will not require the payment of any option price by the participant but will call for the transfer of shares to the participant subject to forfeiture, without payment of any consideration by the Company, if the participant's employment terminates during a "restricted" period (which must be at least six months) specified in the award of the restricted stock. If the participant's employment terminates as a result of his or her death or permanent disability or if his or her employment is terminated by action of the Company or a Subsidiary without cause or by mutual agreement, the Committee may determine that some or all of the shares will not be forfeited. Although the participant is not permitted to sell, assign, transfer, pledge, hypothecate or otherwise encumber shares acquired upon the grant of restricted stock during the restricted period, the participant has the right to vote, and receive any dividends payable with respect to, such shares. The Committee may also prescribe other terms and conditions in connection with the reward of restricted stock.

     Any stock, securities or other property which a participant receives or is entitled to receive by reason of his or her ownership of restricted shares, including as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company, will, unless otherwise determined by the Committee, be subject to the same restrictions as those applicable to the restricted shares.

FEDERAL INCOME TAX CONSEQUENCES

     The rules governing the tax treatment of stock options, stock appreciation rights, restricted stock and shares acquired upon the exercise of stock options and stock appreciation rights are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

INCENTIVE OPTIONS

     Incentive Options granted pursuant to the Plan are intended to qualify as "Incentive Stock Options' within the meaning of Section 422A of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of the Incentive Options or the transfer of shares upon their exercise.

     If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

NONQUALIFIED OPTIONS

     A participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

STOCK APPRECIATION RIGHTS

     A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfied certain federal income tax withholding requirements.

RESTRICTED STOCK

     A participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

WITHHOLDING PAYMENTS

     If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company or any Subsidiary must pay amounts for income tax withholding, then in the Committee's sole discretion, either the Company will appropriately reduce the amount of stock or cash to be delivered or paid to the participant or the participant must pay such amount to the Company or the Subsidiary to reimburse it for such income tax withholding. The Committee may, in its sole discretion, permit a participant to satisfy such withholding obligations by electing to reduce the number of shares of Common Stock delivered or deliverable to the participant upon exercise of a stock option or stock appreciation right or award of restricted stock or by electing to tender an appropriate number of shares of Common Stock back to the Company subsequent to exercise of a stock option or stock appreciation right or award of restricted stock (with such restrictions as the Committee may adopt).

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has recommended that Ernst & Young LLP be reappointed as independent auditors to audit the financial statements of the Company for the current fiscal year. The Company anticipates that the holders representing 94.1% of the Company's outstanding voting securities will ratify the appointment of Ernst & Young LLP by execution of the Written Consent. During 2000, the Company paid Ernst &Young LLP $168,250 for audit fees and $34,127 for all non-audit services.

     Ernst & Young LLP is the independent auditors for the Company and its subsidiaries and has reported on the Company's 2000 and 1999 consolidated financial statements for the periods January 1, 1999 to May 27, 1999 (Predecessor Company) and May 28, 1999 to December 31, 1999 (Successor Company). In accordance with the Independence Standards Board Standard No. 1, Ernst & Young LLP has represented to the Company that it is independent with respect to the Company within the meaning of the published rules and regulations of the Securities and Exchange Commission. The Company's independent auditors are appointed by the Company's Board of Directors after receiving recommendations from the Audit Committee. Ernst & Young LLP has been reappointed as independent auditors for the Company for fiscal year 2001, subject to shareholder ratification.

                                          By Order of the Board of Directors

                                          Karen A. Radtke, Secretary

June 15, 2001

                                                       AMENDED NOVEMBER 27, 1995

                                    JPE, INC.
                   1993 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES


1.       DEFINITIONS:  As used herein, the following definitions shall apply:

         (a) "Plan" means this JPE, Inc. 1993 Stock Incentive Plan For Key Employees.

         (b) "Corporation" means JPE, Inc., a Michigan corporation, or any successor thereof.

         (c) "Committee" means a committee, meeting the standards of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor rule, appointed by the Board of Directors of the Corporation to administer the Plan, or, if no such committee is appointed, the Board of Directors as a whole.

         (d) "Participant" means any individual designated by the Committee under Paragraph 6, for participation in the Plan.

         (e) "Nonqualified Option" means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but is not intended to be or does not qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         (f) "Incentive Option" means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also is intended to be and qualifies as an incentive stock option within the meaning of Section 422A of the Code.

         (g) "Stock appreciation right" means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

         (h) "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock.

         (i) "Restricted stock award" means a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

2. PURPOSE OF PLAN: The purpose of the Plan is to provide key employees (including officers and directors who are also key employees) of the Corporation and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees with the interests of the shareholders of the Corporation and to facilitate attracting and retaining key employees of exceptional ability.

3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved by written consent of all of the members of the Committee, shall be the acts of the Committee.

4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock option, stock appreciation right or restricted stock granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares of Common Stock which may be issued under the Plan as to which options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan is 550,000 shares, increased each calendar year from and including 1996 by a number of shares equal to one percent (1%) of the number of shares of Common Stock outstanding on December 31 of the preceding year. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant under exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights or the award of restricted stock under the Plan, unless the Plan shall have been terminated.

         The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right or restricted stock award.

6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its sole discretion, those key employees and consultants of the Corporation or any Subsidiary to whom stock options, stock appreciation rights or restricted stock are to be granted or awarded and who become Participants in the Plan; provided, however, that no consultant shall be eligible to receive grants of Incentive Options under the Plan. For the purposes of the Plan, key employees shall include officers and directors who are also key employees of the Corporation or any Subsidiary.

7. WRITTEN AGREEMENT: Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement between the Corporation and the Participant and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

8. ALLOTMENT OF SHARES: The Committee shall determine and fix the number of shares of stock with respect to which each Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which each Participant may be awarded; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which

         Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or Subsidiary corporation of the Corporation) exceeding $100,000.

9. STOCK OPTIONS: Subject to the terms of the Plan, the Committee may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 50% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date, or if there are no sales on such date, on the next following day on which there were sales. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

11. PAYMENT OF STOCK OPTION PRICE: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation which is acceptable to the Committee, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the committee, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price. Such payment may also be made in such other manner as the Committee determines is appropriate. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. STOCK APPRECIATION RIGHTS: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right, however, may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

         (a) The stock appreciation right will expire no later than the Incentive Option;

         (b) The stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

         (c) The stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

         (d) The stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

         (e) The stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

         Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the sole discretion of the Committee exercised at the date of grant, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the sole discretion of the Committee (which discretion the Committee may exercise at the date of grant or at the date of exercise, or may delegate to the Participant), in cash, in shares of Common Stock of the Corporation or any combination thereof.

13.      GRANTING AND EXERCISE OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS:
         Subject to the provisions of this Paragraph 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant. No stock appreciation right or stock option granted in conjunction therewith may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto. Moreover, if a Participant who is granted a stock appreciation right is a person who is regularly required to report his ownership and changes in ownership of Common Stock of the Corporation to the Securities and Exchange Commission and is subject to short-swing profit liability under the provisions of Section 16(b) of the Exchange Act, then any election to exercise as well as any actual exercise of his stock appreciation right shall be made only during the period beginning on the third business day and ending on the twelfth business day following the release for publication by the Corporation of quarterly or annual summary statements of sales and earnings. Notwithstanding anything contained in the Plan to the contrary, stock appreciation rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3(e), or any replacement rule, adopted pursuant to the provisions of the Exchange Act. In addition, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

         A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by (i) full payment for the shares with respect to which the stock option is exercised, or (ii) in the sole discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 17, stock options and stock appreciation rights granted to a Participant may be exercised only while the Participant is an employee of the Corporation or a Subsidiary.

         Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

14. NON-TRANSFERABILITY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant.

15. TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the

         Corporation or of any parent or Subsidiary, such option and stock appreciation right shall expire not more than five (5) years after the date of granting thereof.

16. CONTINUATION OF EMPLOYMENT: The Committee may require, in its discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a Subsidiary for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee.

17. TERMINATION OF EMPLOYMENT: If the employment of a Participant by the Corporation or a Subsidiary shall terminate, the Committee may, in its discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is not due to death or permanent disability of the Participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and, furthermore, unless the Committee, in its discretion, determines otherwise, a stock option or stock appreciation right may only be exercised after termination of a Participant's employment to the extent exercisable on the date of termination of employment or to the extent exercisable as a result of the reason for termination of employment.

18. RESTRICTED STOCK AWARDS: Subject to the terms of the Plan, the Committee may award shares of restricted stock to Participants. All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

         (a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than six months. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

         (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him including, but not limited to, the right to receive any dividends on, and the right to vote, the shares.

         (c) If a Participant ceases to be an employee of the Corporation or a Subsidiary for any reason other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation. In the event such employment is terminated by action of the Corporation or a Subsidiary without cause or by agreement between the Corporation or a Subsidiary and the Participant, the Committee may, in its discretion, release some or all of the shares from the restrictions.

         (d) If a Participant ceases to be an employee of the Corporation or a Subsidiary by reason of death or permanent disability, the restrictions imposed by Paragraph 18(b) shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Committee.

         (e) Stock certificates shall be issued in respect of the shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

         (f) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

         In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

19. INVESTMENT PURPOSES: If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted shares) and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

20. RIGHT TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment as an employee at any time, with or without cause.

21. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422A of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Committee may, in its sole discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation or a Subsidiary for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

22. EFFECTIVENESS OF PLAN: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors. Stock options, stock appreciation rights and restricted stock may be granted or awarded prior to shareholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to shareholder approval of the Plan. No stock option or stock appreciation right may be exercised prior to shareholder approval, and any restricted stock awarded is subject to forfeiture if such shareholder approval is not obtained.






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
23. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its approval, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

         For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option, stock appreciation right, or restricted stock which shall have been previously granted or awarded under the Plan, without the consent of the holder thereof.





























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
                                 FIRST AMENDMENT
                                     TO THE
              JPE, INC. 1993 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES
           (As Amended and Restated Effective as of November 27, 1995)


         WHEREAS, JPE, Inc. (d/b/a ASC Exterior Technologies, Inc.) (the "Company") has established and maintains the JPE, Inc. 1993 Stock Incentive Plan For Key Employees, as most recently amended and restated effective as of November 27, 1995 (the "Plan"); and

         WHEREAS, pursuant to Section 23 of the Plan, the Company has reserved the right to amend the Plan at any time; and

         WHEREAS, the Company desires to amend the Plan to (i) extend the effectiveness of the Plan through October 6, 2010, (ii) fix the maximum number of shares in the aggregate, and (iii) limit the number of shares that an individual participant may receive to 500,000 shares.

         WHEREAS, the Company will treat this amendment for purposes of the Incentive Options under the Plan as the adoption of a new incentive stock option plan.

         NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is hereby amended in the following respects, subject to the approval of shareholders of the Company on or prior to October 6, 2001:

         1.       Section 5 of the Plan is hereby amended to read as follows:

                  "MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares of Common Stock which may be issued under the Plan as to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan is 500,000. The maximum number of shares of Common Stock which may be issued under the Plan as to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan to an individual is 500,000 shares. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant under exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights or the award of restricted stock under the Plan, unless the Plan shall have been terminated.

                  The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right or restricted stock award."

         2.       Section 23 of the Plan is hereby amended to read as follows:

                  "TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on October 6, 2010, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right restricted stock outstanding on the date of termination.

                  For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option, stock appreciation right, or restricted stock which have been previously granted or awarded under the Plan, without the consent of the holder thereof."


         IN WITNESS WHEREOF, the Company has caused this First Amendment to the JPE, Inc. 1993 Stock Incentive Plan For Key Employees (as amended and restated effective as of November 27, 1995) to be executed by its duly authorized officer this 19th day of March, 2001.

                                            JPE, INC.

                                            By:   /s/ Karen A. Radtke
                                               ---------------------------------
                                                  Its:     Secretary & Treasurer
                                                      --------------------------


































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